April 29, 2011

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549-7561

Ladies and Gentlemen:

	We have read Sub-Item 77K of the Hatteras Co-Investment
Fund II, LLCs Form N-SAR for the six-month period ended February
28, 2011, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP


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